EXHIBIT (8)(d)(i)

AMENDMENT NO 4. TO PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 17th day of February 1998, by and among MFS/Sun Life Series Trust, Sun Life Assurance Company of Canada (U.S.) and Massachusetts Financial Services Company, the parties do hereby agree:

1. To add Sun Life Insurance and Annuity Company of New York, an insurance company organized under the laws of New York, as a party to the Participation Agreement.

2. To delete the initial introductory paragraph of the Participation Agreement in its entirety and replace it with the following:

THIS AGREEMENT made the 17th day of February, 1998, and amended on December 11, 1998, March 1, 1999, May 1, 1999, and April 17, 2000 by and between MFS/SUN LIFE SERIES TRUST, a Massachusetts business trust (the "Trust"), SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware corporation, and SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, a New York corporation, each of which is hereinafter referred to as (the "Company"), on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").

1. To amend Schedule A as attached hereto to include an additional separate account and additional policies:

SCHEDULE A
Name of Separate Account and Date Established by Board of Directors	Policy Funded by Separate Account	Portfolios Applicable to Policies
Sun Life (NY) Variable Account C (est. October 18, 1985)	FUTURITY - NY VARIABLE AND FIXED ANNUITY CONTRACT

Capital Appreciation Series

Emerging Growth Series

Government Securities Series

High Yield Series

Massachusetts Investors Growth Stock Series

Massachusetts Investors Trust Series

New Discovery Series

Total Return Series

Utilities Series

Sun Life of Canada U.S. Variable Account F (est. July 13, 1989)	FUTURITY VARIABLE AND FIXED ANNUITY CONTRACT	Capital Appreciation Series Emerging Growth Series Government Securities Series High Yield Series Money Market Series Utilities Series
Sun Life of Canada U.S. Variable Account F (est. July 13, 1989)

FUTURITY II VARIABLE AND FIXED ANNUITY CONTRACT

FUTURITY III VARIABLE AND FIXED ANNUITY CONTRACT

FUTURITY FOCUS VARIABLE AND FIXED ANNUITY CONTRACT

FUTURITY FOCUS II VARIABLE AND FIXED ANNUITY CONTRACT

FUTURITY ACCOLADE VARIABLE AND FIXED ANNUITY CONTRACT

Capital Appreciation Series

Emerging Growth Series

Government Securities Series

High Yield Series

Massachusetts Investors Growth Stock Series

Massachusetts Investors Trust Series

Money Market Series

New Discovery Series

Total Return Series

Utilities Series

Sun Life of Canada U.S. Variable Account G (est. July 25, 1996)	SUN LIFE CORPORATE VUL

Capital Appreciation Series

Emerging Growth Series

Government Securities Series

Massachusetts Investors Growth Stock Series

Conservative Growth Series

Global Growth Series

Money Market Series

Total Return Series

Research Series

Utilities Series

Sun Life of Canada U.S. Variable Account I (est. December 1, 1998)	FUTURITY VARIABLE UNIVERSAL LIFE INSURANCE POLICIES FUTURITY SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE POLICIES

Capital Appreciation Series

Emerging Growth Series

Government Securities Series

High Yield Series

Massachusetts Investors Growth Stock Series

Massachusetts Investors Trust Series

New Discovery Series

Total Return Series

Utilities Series

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on April 17, 2000.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By its authorized officers,

By: _______________________________________________

James M. A. Anderson

Vice President of Investments

By: _______________________________________________

Davey S. Scoon

Vice President, Finance and Treasurer

SUN LIFE INSURANCE AND ANNUITY COMPANY OF

NEW YORK

By its authorized officers,

By: _______________________________________________

James M. A. Anderson

Vice President of Investments

By: _______________________________________________

Edward M. Shea

Assistant Vice President & Senior Counsel

MFS/SUN LIFE SERIES TRUST, On behalf of the Portfolios

By its authorized officer,

By: _______________________________________________

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By its authorized officer,

By: _______________________________________________

J/GC/Lawdept/Tremblay2000/Participation Agreements/MFS Participation Agreement 4.17.00